UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report – May 3, 2018

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2301 Industrial Drive, Neenah, Wisconsin  54956

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 527-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Bemis Company, Inc. 2018 Annual Meeting of Shareholders was held on May 3, 2018.  As of the record date for the Annual Meeting, there were 90,975,529 shares of common stock entitled to vote, of which the holders of 83,195,276 shares were represented in person or by proxy at the Annual Meeting.  The results of the items voted on at the Annual Meeting are set forth below:

1.              The shareholders elected thirteen director-nominees for a one-year term.  The vote was as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
William F. Austen	73,330,355	875,398	8,989,523
Katherine C. Doyle	65,940,788	8,264,965	8,989,523
Adele M. Gulfo	73,443,621	762,132	8,989,523
David S. Haffner	72,519,827	1,685,926	8,989,523
Timothy M. Manganello	72,874,680	1,331,073	8,989,523
Arun Nayar	73,355,162	850,591	8,989,523
Guillermo Novo	73,040,447	1,165,306	8,989,523
Marran H. Ogilvie	70,930,640	3,275,113	8,989,523
David T. Szczupak	73,449,885	755,868	8,989,523
Holly A. Van Deursen	72,846,612	1,359,141	8,989,523
Philip G. Weaver	72,523,864	1,681,889	8,989,523
George W. Wurtz III	72,558,830	1,646,923	8,989,523
Robert H. Yanker	72,469,059	1,736,694	8,989,523

2.              The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year.  The vote was 81,677,120 for, 1,378,797 against, and 139,359 abstentions.  There were no broker non-votes.

3.              The shareholders voted, on an advisory basis, to approve the Company’s executive compensation.  The vote was 71,053,530 for, 2,552,965 against, and 599,258 abstentions.  There were 8,989,523 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Michael B. Clauer
Michael B. Clauer, Senior Vice President and Chief Financial Officer

Date: May 4, 2018